                                                  EXHIBIT 23.13


                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 Registration Statement of U.S. Office Products Company of our report dated November 10, 1995, except for Notes 10 and 11 which the date is July 11, 1996, relating to the financial statements of International Interiors, Inc., which appear in the Current Report on Form 8-K, dated July 16, 1996 and September 23, 1996 of U.S. Office Products Company. We also consent to the reference to us under the caption "Experts" in the Registration Statement.



                                  /s/ Petherbridge, Davis & Company, P.A.
                                  Petherbridge, Davis & Company, P.A.
                                  September 25, 1996